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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 31, 2005

                            WHITEHALL JEWELLERS, INC.
             (Exact name of Registrant as Specified in Its Charter)


          Delaware                     1-15615                    36-1433610
(State or Other Jurisdiction         (Commission                (IRS Employer
      of Incorporation)              File Number)            Identification No.)


155 North Wacker Drive, Suite 500, Chicago, Illinois          60606
      (Address of Principal Executive Offices)              (Zip Code)


        Registrant's Telephone Number, Including Area Code: 312-782-6800


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

               On October 31, 2005, Whitehall Jewellers, Inc. (the "Company") entered into an employment agreement with Robert L. Baumgardner in connection with his joining the Company as its President and Chief Executive Officer. The Company expects Mr. Baumgardner to commence employment with the Company on November 14, 2005.

               In connection with the execution of the employment agreement, the Company granted Mr. Baumgardner an inducement stock option award for the purchase of 325,235 shares of common stock of the Company at a purchase price equal to the higher of the fair market value (as defined in the Company's 1997 Long-Term Incentive Plan) of the common stock as of Mr. Baumgardner's first day of work or $0.75. The Company also agreed to grant Mr. Baumgardner an additional award for options on the closing of the sale of convertible notes (the "Notes") under the Securities Purchase Agreement dated as of October 3, 2005 among the Company and the investors listed therein for a number of shares equal to 2% of the number of shares of the Company's common stock for which the Notes would then be convertible. This second award of options will have an exercise price equal to the fair market value on the date of grant. These awards were a material inducement to him joining the Company.

               The material terms of the agreement are described under Item 5.02 of this report and are incorporated herein by reference.

ITEM 2.02      RESULTS OF OPERATIONS AND FINANCIAL CONDITIONS.

               On November 1, 2005, the Company issued a press release reporting, among other things, financial results for the second quarter ended July 31, 2005 (the press release was subsequently corrected on November 2, 2005). A copy of the press release (as corrected) is attached as Exhibit 99.1 to this Form 8-K.

               The information in this Item 2.02 of Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

ITEM 2.05      COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

               On November 1, 2005, the Company announced that it plans to close 77 of its retail stores. As a result, the Company will record, in accordance with Financial Accounting Standards No. 144 ("FAS 144") "Accounting for the Impairment or Disposal of Long-Lived Assets" asset held for use model, an impairment charge of approximately $5.4 million during the third quarter of fiscal year 2005. The Company plans to liquidate inventory through store closure sales and will require additional inventory valuation allowances. It currently is anticipated that such inventory allowances will be no less than $14.0 million. The Company currently expects to close these stores by February 2006. The decision to close these stores will result in an impairment of the respective stores' long-lived assets, as the carrying amount of the respective


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stores' long-lived fixed assets will not be recoverable as such assets will be disposed of before the end of their previously estimated useful lives.

               In accordance with FASB Statement No. 146 ("SFAS 146"), "Accounting for Costs Associated with Exit or Disposal Activities," the Company has not recorded any exit or disposal related expenses, including lease terminations, personnel costs and other expenses, associated with the planned store closures. Such expenses will be recorded in the period in which the liability is incurred. At this time, no agreements have been reached which would permit the Company to estimate such disposal costs, which may be material to the financial statements.

ITEM 2.06      MATERIAL IMPAIRMENTS.

               The information included in Item 2.05 of this Current Report on Form 8-K is incorporated by reference into this Item 2.06.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

               On November 1, 2005, the Company issued a press release announcing that Mr. Robert L. Baumgardner, age 59, had been appointed as President and Chief Executive Officer of the Company. Mr. Baumgardner currently is the President of Little Switzerland, a wholly owned subsidiary of Tiffany & Co. and formerly was Senior Vice President of Bailey Banks and Biddle, a division of Zale Corporation.

               Under the terms of the employment agreement, dated October 31, 2005, between the Company and Mr. Baumgardner, Mr. Baumgardner will receive an initial annual base salary of $500,000. He will also receive a one-time, lump sum payment of $500,000 as a signing bonus. Mr. Baumgardner will also eligible to participate in the Company's management cash bonus plan. Under the plan, he will be eligible to receive an annual bonus of up to fifty percent (50%) of his base salary. Pursuant to the employment agreement and notwithstanding the foregoing, he will receive an annual bonus for the fiscal year ending January 31, 2007 of no less than $125,000.

               Under the terms of the employment agreement, Mr. Baumgardner received an employment inducement stock option award for the purchase of 325,235 shares of common stock of the Company at a purchase price equal to the higher of the fair market value (as defined in the Company's 1997 Long-Term Incentive
Plan) on Mr. Baumgardner's first day of work or $0.75. The Company also agreed to grant Mr. Baumgardner an additional award for options on the closing of the sale of convertible notes (the "Notes") under the Securities Purchase Agreement dated as of October 3, 2005 among the Company and the investors listed therein for a number of shares equal to 2% of the number of shares of the Company's common stock for which the Notes would then be convertible. This second award of options will have an exercise price equal to the fair market value on the date of grant. Each of these option awards shall (i) provide for vesting in three equal annual installments commencing on the first anniversary of the date of grant (but will vest fully, if not already vested, upon a change in control),
(ii) expire on the tenth

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anniversary of the date of grant and (iii) be subject to the same terms and conditions (subject to limited exceptions with respect to vesting on a change of control) as if granted under the Company's 1997 Long-Term Incentive Plan.

               The employment agreement is for an initial term of three years, subject to earlier termination, and will be automatically extended for one additional year unless either party gives written notice of termination at least 60 days prior to the expiration of the term.

               The employment agreement provides that, if Mr. Baumgardner 's employment is terminated without Cause (as defined in the employment agreement) during the employment period and prior to a change in control of the Company, he will continue to receive his base salary, target annual bonus payments and health and dental coverage for a period of twelve months. If Mr. Baumgardner terminates his employment with Good Reason (as defined in the employment agreement), he will receive his base salary and, if he executes a mutual release and non-disparagement agreement, target annual bonus payments and health and dental insurance for a period of twelve months. The severance payments described above will be reduced by the amount of any compensation that Mr. Baumgardner receives from a subsequent employer or from self-employment.

               The employment agreement also provides Mr. Baumgardner with certain benefits, including participation in the Company's employee benefit plans generally available to executives of the company and relocation assistance. The Company agreed to provide Mr. Baumgardner with an automobile allowance and to pay premiums related to his life insurance policy. The employment agreement contains confidentiality, noncompete and nonsolicitation covenants from Mr. Baumgardner.

               A copy of the employment agreement is attached hereto as Exhibit
10.1 and is incorporated herein by reference.

                             ADDITIONAL INFORMATION

               In connection with the Company's solicitation of proxies with respect to the meeting of stockholders to be called with respect to the approval of the reverse stock split, share issuances contemplated under the convertible notes and election of certain directors, the Company will file with the Securities and Exchange Commission (the "SEC"), and will furnish to stockholders of the Company, a proxy statement. Stockholders are advised to read the proxy statement when it is finalized and distributed to stockholders, because it will contain important information. Stockholders will be able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC's website at www.sec.gov. Stockholders also will be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Whitehall Jewellers, Inc., 155 North Wacker Drive, Suite 500, Chicago, Illinois 60606, Attention: Investor Relations, Telephone: 312/732-6800 or from the Company's website, www.whitehalljewellers.com.

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                    CERTAIN INFORMATION REGARDING PERSONS WHO
                       MAY BE DEEMED TO BE "PARTICIPANTS"

               The Company and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be "participants" in the solicitation of proxies from stockholders of the Company in favor of the actions described above. Information regarding the persons who may be considered "participants" in the solicitation of proxies will be set forth in the Company's proxy statement when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of the Company common stock as of June 1, 2005 is also set forth the Schedule 14A filed by the Company on June 8, 2005.

ITEM 9.01      EXHIBITS.

(c)  Exhibits

         Exhibit No.     Exhibit Description
         -----------     -------------------

         10.1 Employment Agreement, dated October 31, 2005, between the Company and Robert L. Baumgardner

         99.1            Press Release dated November 1, 2005



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                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        WHITEHALL JEWELLERS, INC.
                                              (Registrant)


                                        By:  /s/ John R. Desjardins
                                             -------------------------------
                                                John R. Desjardins
                                                Executive Vice President
                                                and Chief Financial Officer
Date:  November 2, 2005



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                                  EXHIBIT INDEX

    Exhibit No.          Exhibit Description
    -----------          -------------------

    10.1 Employment Agreement, dated October 31, 2005, between the Company and Robert L. Baumgardner

    99.1                 Press Release dated November 1, 2005